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                                                                      EXHIBIT 11

                    Pennsylvania Manufacturers Corporation
                                  Exhibit 11
                      Computation of Earnings Per Share
                                 (Unaudited)

                                                        Three Months Ended
                                                             March 31,
(in thousands, except per share data)                   1997          1996
                                                     -------------------------
Basic:
Weighted average shares outstanding                   23,850,631    23,836,878
Net income before extraordinary item                 $    12,088   $     4,757
Extraordinary loss                                           -          (4,734)
                                                     -------------------------
Net income                                           $    12,088   $        23
                                                     =========================
Net income per common and equivalent share
    before extraordinary item                        $      0.51   $      0.19
Extraordinary item                                           -           (0.19)
                                                     -------------------------
Net income per common and equivalent share           $      0.51   $       -
                                                     =========================


Diluted:
Weighted average shares outstanding                   23,850,631    23,836,878
Net effect of dilutive stock options - based
    on the treasury stock method using average
    market price                                         731,704       738,489
                                                     -------------------------
Total diluted common shares                           24,582,335    24,575,367
                                                     =========================
Net income before extraordinary item                 $    12,088   $     4,757
Extraordinary loss                                           -          (4,734)
                                                     -------------------------
Net income                                           $    12,088   $        23
                                                     =========================
Net income per common and equivalent share
    before extraordinary item                        $      0.49   $      0.19
Extraordinary item                                           -           (0.19)
                                                     -------------------------
Net income per common and equivalent share           $      0.49   $       -
                                                     =========================
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